EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMCC Commercial Mortgage Securities Trust 2016-JP4 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 9 West 57th Street Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 9 West 57th Street Mortgage Loan on and after March 1, 2025, Wells Fargo Bank, National Association, as Special Servicer for the 9 West 57th Street Mortgage Loan prior to March 1, 2025, Trimont LLC, as Special Servicer for the 9 West 57th Street Mortgage Loan on and after March 1, 2025, Wilmington Trust, National Association, as Trustee for the 9 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 9 West 57th Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 9 West 57th Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 9 West 57th Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Salesforce Tower Mortgage Loan, KeyBank National Association, as Special Servicer for the Salesforce Tower Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Salesforce Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Salesforce Tower Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Salesforce Tower Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Salesforce Tower Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 80 Park Plaza Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 80 Park Plaza Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the 80 Park Plaza Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the 80 Park Plaza Mortgage Loan, BellOak, LLC, as Operating Advisor for the 80 Park Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Fresno Fashion Fair Mall Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Fresno Fashion Fair Mall Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Fresno Fashion Fair Mall Mortgage Loan prior to January 29, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Fresno Fashion Fair Mall Mortgage Loan on and after January 29, 2025, Wilmington Trust, National Association, as Trustee for the Fresno Fashion Fair Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Fresno Fashion Fair Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Fresno Fashion Fair Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Fresno Fashion Fair Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Fresno Fashion Fair Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hilton Hawaiian Village Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Hilton Hawaiian Village Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Hilton Hawaiian Village Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hilton Hawaiian Village Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hilton Hawaiian Village Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hilton Hawaiian Village Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 1140 Avenue of the Americas Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 1140 Avenue of the Americas Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the 1140 Avenue of the Americas Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1140 Avenue of the Americas Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1140 Avenue of the Americas Mortgage Loan, BellOak, LLC, as Operating Advisor for the 1140 Avenue of the Americas Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1140 Avenue of the Americas Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1140 Avenue of the Americas Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Redwood MHC Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Redwood MHC Portfolio Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Redwood MHC Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Redwood MHC Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Redwood MHC Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Redwood MHC Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Redwood MHC Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Redwood MHC Portfolio Mortgage Loan.

Dated: March 18, 2026

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)